Exhibit 99.1

ITEX ANNOUNCES AUGUST 2005 PERFORMANCE NUMBERS

Results for first full month following the acquisition of BXI shows strong growth and industry-leading metrics

Bellevue, WA – September 1, 2005 – ITEX Corporation (OTCBB: ITEX), a leading marketplace for cashless business transactions in North America, today announced key measurable business metrics for August 2005.  Overall, the metrics place ITEX in a leading position in the cashless marketplace sector, and represent the first results following the acquisition and integration of the Business Exchange, Inc. (BXI) marketplace. BXI was the second largest U.S. cashless marketplace behind ITEX before it was acquired by ITEX in July 2005.

“By incorporating BXI’s member data and currency on August 1, we extended ITEX’s lead as the largest cashless marketplace in North America. Our numbers demonstrate the success of this integration,” said Steven White, Chairman and CEO of ITEX.  “Former BXI brokers and members are rapidly adapting to the new brand and are quickly making significant contributions to our marketplace performance.”

Marketplace Statistics for August 2005

•	Cash deposits of $1,211,000 compared to $801,580 in August 2004

•	Transaction volume of $16,121,000 compared to $10,543,000 in August 2004

•	More than 22,000 member businesses compared to 13,400 in August 2004

•	27,437 completed transactions compared to 15,624 in August 2004

•	1,814 new online listings compared to 1,064 in August 2004

•	257 new business registrations compared to 165 in August 2004

While ITEX does not provide earnings or revenue guidance, Mr. White believes the August results do reflect how well the integration of BXI has progressed.

“The ITEX marketplace has a solid foundation to assist us in reaching new heights,” he said.   “Every individual in our organization contributed to these results and many reached higher levels of performance. We continue to generate positive cash flow and profits, even after recognizing integration costs.”

About ITEX

Founded in 1982, ITEX is a leading marketplace for cashless business transactions in North America.  ITEX processes more than $200 million a year in transactions through 22,000 member businesses managed by 95 franchisees and licensees.  Member businesses increase sales and open new markets by utilizing the ITEX Dollar to exchange goods and services.  ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions.  ITEX is headquartered in Bellevue, Washington.

Contact:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com

For more information, please visit www.itex.com

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation:  that ITEX will be unable to successfully complete its integration strategies or achieve planned synergies; the continuing development of successful marketing strategies for our concepts; our ability to sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our broker network; and the effect of changes in the overall economy and in technology. Statements of expected synergies, execution of integration plans and management and organizational structure relating to ITEX’s acquisition of BXI are all forward-looking statements.  Statements in this release should be evaluated in light of these factors.  These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at www.sec.gov., including under the caption, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All information set forth in this release is as of September 1, 2005, and ITEX undertakes no duty to update this information.